UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): July 18, 2014

Independence Bancshares, Inc.

(Exact name of registrant

as specified in its charter)

South Carolina	333-121485	20-1734180
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

500 East Washington Street, Greenville, South Carolina, 29601
(Address of principal executive offices) (Zip Code)

(864) 672-1776

Registrant's telephone number, including area code:

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

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Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

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Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

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Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

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Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.

Other Events

Independence Bancshares, Inc. (the "Company") is filing this Current Report on Form 8-K to update the risk factors previously disclosed in our reports filed with the Securities and Exchange Commission from time to time. Shareholders should also refer to the risks described under the caption “Risk Factors” in our most recent Annual Report on Form 10-K and any subsequently filed Quarterly Reports on Form 10-Q.

Risk Factors

The following risk factors should be carefully considered. If any of the following occur, our business, financial condition, operating results, and cash flows could be materially adversely affected.

Risks Related to Our Business

Working capital needs could adversely affect our results of operations and financial condition.

Due to the uncertainty of timing and amount of cash that might be received from the conversion of the held for sale assets, the current commitments outstanding, the current run rate on fixed expenses, the current payables, and the prohibition within Regulation W described in the paragraph below, we believe that the Company does not have sufficient working capital to continue to fund its current level of activities without a modification of its expenses being incurred or without raising additional funding. Under Regulation W, our wholly owned banking subsidiary Independence National Bank (the "Bank") may not be a source of cash or capital for the Company.

Our primary funding sources are customer deposits and loan repayments. Deposit levels may be affected by a number of factors, including rates paid by competitors, general interest rate levels, returns available to customers on alternative investments and general economic conditions. Scheduled loan repayments are a relatively stable source of funds; however, they are subject to the ability of borrowers to repay the loans. The ability of borrowers to repay loans can be adversely affected by a number of factors outside of our control, including changes in economic conditions, adverse trends or events affecting business industry groups, reductions in real estate values or markets, business closings or lay-offs, inclement weather, natural disasters and international instability. Accordingly, we may be required from time to time to rely on secondary sources of working capital to meet withdrawal demands or otherwise fund operations. Those sources may include borrowings from the Federal Home Loan Bank or Federal Reserve, federal funds lines of credit from correspondent banks and brokered deposits, to the extent allowable by regulatory authorities. While we believe that these sources are currently adequate, there can be no assurance they will be sufficient to meet future working capital demands, particularly if we were to experience atypical deposit withdrawal demands, increased loan demand or if regulatory decisions should limit available funding sources such as brokered deposits. We may be required to slow or discontinue loan growth, capital expenditures or other investments or liquidate assets should those sources not be adequate.

If we do not generate positive earnings and cash flow, there will be an adverse effect on our future results of operations.

For the three months ended March 31, 2014 and 2013, we incurred net losses of $1.3 million and $0.6 million, respectively. For the three months ended March 31, 2014, the $1.3 million loss was largely due to a $0.8 million increase in expenses for product research and development and a $0.2 million increase in expenses related to compensation and benefits, which were partially offset by a decrease in real estate owned activity.

For the years ended December 31, 2013 and 2012, we incurred net losses of $6.0 million and $0.6 million, respectively. For 2013, the $6.0 million loss was largely due to $3.0 million in expenses for product research and development, a $1.5 million increase in expenses to carry other real estate owned, and approximately $0.5 million in expenses related to equity-based compensation and benefits, which were partially offset by a decrease in real estate owned activity.

In light of potential adverse economic conditions, the Bank may be required to take significant additional provisions for loan losses to supplement the allowance for loan losses in the future. As a result, the Bank may incur significant future credit costs, which could adversely affect our financial condition, results of operations, and the value of our common stock. In addition, the Company is not currently generating cash flows from its activities. Therefore, the Company will need to produce cash flows to sustain our operations, or we will be forced to slow growth, raise additional capital, or discontinue certain activities.

A continuation of the current low interest rate environment or subsequent movements in interest rates may have an adverse effect on our profitability.

Changes in the interest rate environment may materially affect our business. Changes in interest rates affect the following areas, among others, of our business:

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the level of net interest income we earn;

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the volume of loans originated and prepayment of loans;

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the market value of our securities holdings; and

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gains from sales of loans and securities.

In recent years, it has been the policy of the Federal Reserve to maintain interest rates at historically low levels through its targeted federal funds rate and the purchase of mortgage-backed securities. As a result, yields on securities purchased, and market rates on the loans originated, have been at levels lower than were available prior to 2008. Consequently, the average yield on our interest-earning assets has decreased during the recent low interest rate environment. As a general matter, our interest-bearing liabilities reprice or mature more quickly than our interest-earning assets; however, our ability to lower interest expense has been limited at these interest rate levels, while the average yield on interest-earning assets has continued to decrease. If a low interest rate environment persists, net interest income may further decrease, which may have an adverse effect on our profitability.

Our net interest margin would narrow if the cost of funding increases without a correlative increase in the interest we earn from loans and investments. Because we rely extensively on deposits to fund operations, our cost of funding would increase if there is an increase in the interest rate we are required to pay customers to retain their deposits. In addition, if the interest rates we are required to pay in respect of other sources of funding, either in the interbank or capital markets, increases, our cost of funding would increase. If either of these risks occurs, our net interest margin would narrow without a correlative increase in the interest we earn from loans and investments. Our assets currently reprice faster than our liabilities, which would result in a benefit to net interest income as interest rates rise; however, the benefit from rising rates could be less than assumed as interest rates rise if increased competition for deposits causes the deposit expense to rise faster than assumed.

In addition, increases in interest rates may decrease customer demand for loans as the higher cost of obtaining credit may deter customers from new loans. Further, higher interest rates might also lead to an increased number of delinquent loans and defaults, which would impact the value of our loans.

We cannot control or predict with certainty changes in interest rates. Global, national, regional and local economic conditions, competitive pressures and the policies of regulatory authorities, including monetary policies of the Federal Reserve, affect interest income and interest expense. Although we have policies and procedures designed to manage the risks associated with changes in market interest rates, changes in interest rates still may have an adverse effect on profitability.

If our assumptions regarding borrower behavior are wrong or overall economic conditions are significantly different than we anticipate, then risk mitigation may be insufficient to protect against interest rate risk and net income would be adversely affected.

The planned expansion of our digital banking, payments and transaction services business could strain management resources and distract the management team from our traditional banking business.

We began offering digital banking, payments and transaction services in October 2013 on a limited basis and are focused on expanding and growing this line of business. The challenges of expanding this line of business could strain management resources, distract the management team and disrupt our traditional banking business. For example, we or the Bank may need to obtain approval from the OCC or the Federal Reserve to significantly expand these services, which could require significant management engagement. In addition, we will need to establish robust compliance controls and procedures in connection with the expansion of the digital banking, payments, and transaction services business. As a result, management may need to focus on training and managing an increasing number of employees. A prolonged strain on management resources or distraction of management’s attention, and any delays or difficulties encountered in connection with the expansion of this line of business, could have a material adverse effect on our overall business, financial condition and results of operations.

Competition with other financial institutions may have an adverse effect on our ability to retain and grow our client base, which could have a negative effect on our financial condition or results of operations.

The banking and financial services industry is very competitive and includes services offered from other banks, savings and loan associations, credit unions, mortgage companies, other lenders, and institutions offering uninsured investment alternatives. Legal and regulatory developments have made it easier for new and sometimes unregulated businesses to compete with us. The financial services industry has and is experiencing an ongoing trend towards consolidation in which fewer large national and regional banks and other financial institutions are replacing many smaller and more local banks. These larger banks and other financial institutions hold a large accumulation of assets and have significantly greater resources and a wider geographic presence or greater accessibility. In some instances, these larger entities operate without the traditional brick and mortar facilities that restrict geographic presence. Some competitors have more aggressive marketing campaigns and better brand recognition, and are able to offer more services, more favorable pricing or greater customer convenience than the Bank. In addition, competition has increased from new banks and other financial services providers that target our existing or potential customers. As consolidation continues among large banks, we expect other smaller institutions to try to compete in the markets we serve. This competition could reduce our net income by decreasing the number and size of the loans that the Bank originates and the interest rates the Bank charges on these loans. Additionally, these competitors may offer higher interest rates, which could decrease the deposits the Bank attracts or require it to increase rates to retain existing deposits or attract new deposits.

Increased deposit competition could adversely affect the Bank’s ability to generate the funds necessary for lending operations, which could increase the cost of funds.

The financial services industry could become even more competitive as a result of legislative, regulatory and technological changes and continued consolidation. Banks, securities firms and insurance companies can merge as part of a financial holding company, which can offer virtually any type of financial service, including banking, securities underwriting, insurance (both agency and underwriting) and merchant banking. Technological developments have allowed competitors, including some non-depository institutions, to compete more effectively in local markets and have expanded the range of financial products, services and capital available to our target customers. If we are unable to implement, maintain and use such technologies effectively, we may not be able to offer products or achieve cost-efficiencies necessary to compete in the industry. In addition, some of these competitors have fewer regulatory constraints and lower cost structures.

Clients could pursue alternatives to bank deposits, causing us to lose a relatively inexpensive source of funding.

Checking and savings account balances and other forms of client deposits could decrease if clients perceive alternative investments, such as the stock market, provide superior expected returns. When clients move money out of bank deposits in favor of alternative investments, we can lose a relatively inexpensive source of funds, increasing our funding costs.

Higher FDIC deposit insurance premiums and assessments could adversely affect our financial condition.

The Bank’s deposits are insured up to applicable limits by the Deposit Insurance Fund of the FDIC and are subject to deposit insurance assessments to maintain deposit insurance. As an FDIC-insured institution, the Bank is required to pay quarterly deposit insurance premium assessments to the FDIC. Although the Bank cannot predict what the insurance assessment rates will be in the future, deterioration in the Bank’s risk-based capital ratios or adjustments to the base assessment rates could have a material adverse effect on our business, financial condition, results of operations, and cash flows.

We may be adversely affected by credit exposures to other financial institutions.

Financial services institutions are interrelated as a result of trading, clearing, counterparty, or other relationships. We have exposure to many different industries and counterparties, and routinely execute transactions with counterparties in the financial services industry, including commercial banks, brokers and dealers, investment banks, and other institutional clients. Many of these transactions expose us to credit risk in the event of a default by a counterparty or client. In addition, our credit risk may be exacerbated when the collateral held by the Bank cannot be realized upon or is liquidated at prices not sufficient to recover the full amount of the credit or derivative exposure due to the Bank. Any such losses could have a material adverse effect on our financial condition and results of operations.

Negative public opinion could damage our reputation and adversely affect earnings.

Reputation risk, or the risk to our business, earnings and capital from negative public opinion, is inherent in our operations. Negative public opinion can result from our actual or alleged conduct in any number of activities, including lending practices, corporate governance and acquisitions, and from actions taken by government regulators and community organizations in response to those activities. Negative public opinion can adversely affect our ability to keep and attract clients and employees and can expose us to litigation and regulatory action and adversely affect our results of operations. Although we take steps to minimize reputation risk in dealing with clients and communities, this risk will always be present given the nature of our business.

We are subject to a variety of operational risks, including reputational risk, legal risk and regulatory and compliance risk, and the risk of fraud or theft by employees or outsiders, which may adversely affect business and results of operations.

We are exposed to many types of operational risks, including reputational risk, legal, regulatory and compliance risk, the risk of fraud or theft by employees or outsiders, including unauthorized transactions by employees, or operational errors, such as clerical or record-keeping errors or those resulting from faulty or disabled computer or telecommunications systems. Negative public opinion can result from our actual or alleged conduct in any number of activities, including lending practices, corporate governance and acquisitions, and from actions taken by government regulators and community organizations in response to those activities. In addition, negative public opinion can adversely affect our ability to attract and keep customers and can expose it to litigation and regulatory action. Actual or alleged conduct by us can result in negative public opinion about our other business. Negative public opinion could also affect our credit ratings, which are important to its access to unsecured wholesale borrowings.

Our business involves storing and processing sensitive consumer and business customer data. If personal, non-public, confidential or proprietary information of customers in its possession were to be mishandled or misused, we could suffer significant regulatory consequences, reputational damage and financial loss. Such mishandling or misuse could include, for example, if such information were erroneously provided to parties who are not permitted to have the information, either by fault of our systems, employees or counterparties, or where such information is intercepted or otherwise inappropriately taken by third parties.

Because the financial services business involves a high volume of transactions, certain errors may be repeated or compounded before they are discovered and successfully rectified. Our necessary dependence upon automated systems to record and process transactions and its large transaction volume may further increase the risk that technical flaws or employee tampering or manipulation of those systems will result in losses that are difficult to detect. We also may be subject to disruptions of operating systems arising from events that are wholly or partially beyond our control, such as computer viruses, electrical or telecommunications outages, natural disasters, or other damage to property or physical assets which may give rise to disruption of service to customers and to financial loss or liability. We are further exposed to the risk that its external vendors may be unable to fulfill our contractual obligations, or will be subject to the same risk of fraud or operational errors by their respective employees as it is, and to the risk that our, or our vendors’, business continuity and data security systems prove to be inadequate. The occurrence of any of these risks could result in a diminished ability to operate our business, as well as potential liability to clients, reputational damage and regulatory intervention, which could adversely affect our business, financial condition or results of operations.

Our operational or security systems may experience an interruption or breach in security.

We rely heavily on communications and information systems to conduct business. Any failure, interruption or breach in security of these systems could result in failures or disruptions in customer relationship management, deposit, loan, and other systems. While we have policies and procedures designed to prevent or limit the effect of the failure, interruption or security breach of our information systems, there can be no assurance that any such failures, interruptions or security breaches will not occur or, if they do occur, that they will be adequately addressed. The occurrence of any failures, interruptions or security breaches of our information systems could damage our reputation, result in a loss of customer business, subject us to additional regulatory scrutiny, or expose us to civil litigation and possible financial liability, any of which could have a material adverse effect on our financial condition and results of operations.

Our controls and procedures may fail or be circumvented.

We regularly review and update our internal controls, disclosure controls and procedures, and corporate governance policies and procedures. Any system of controls, however well designed and operated, is based in part on certain assumptions and can provide only reasonable, not absolute, assurances that the objectives of the system are met. Any failure or circumvention of our controls and procedures or failure to comply with regulations related to controls and procedures could have a material adverse effect on our business, results of operations and financial condition.

If our nonperforming assets increase, earnings will be adversely affected.

At March 31, 2014, our nonperforming assets (which consist of nonaccrual loans and other real estate owned) totaled $3.8 million, or 3.7% of total assets. At December 31, 2013, our nonperforming assets were $3.8 million, or 3.7% of total assets. Our nonperforming assets adversely affect our net income in various ways:

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We do not record interest income on nonaccrual loans or real estate owned.

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We must provide for probable loan losses through a current period charge to the provision for loan losses.

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Noninterest expense increases when we must write down the value of properties in our other real estate owned portfolio to reflect changing market values.

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There are legal fees associated with the resolution of problem assets, as well as carrying costs, such as taxes, insurance, and maintenance fees related to other real estate owned.

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The resolution of nonperforming assets requires the active involvement of management, which can distract them from more profitable activity.

If additional borrowers become delinquent and do not pay their loans and we are unable to successfully manage our nonperforming assets, our losses and troubled assets could increase significantly, which could have a material adverse effect on our results of operations.

If we are unable to generate additional noninterest income, it could have a material adverse effect on our business.

In order to thrive in a competitive banking market, we will need to general additional sources of noninterest income. For the years ended December 31, 2013 and 2012, we generated noninterest income of $225,144 and $466,273, respectively. Our largest component of noninterest income is residential loan origination fees. Due to the changes in mortgage loan underwriting and compensation regulations, as well as customer demand, there can be no assurance that the Bank will continue to generate additional residential loan origination fees.

We intend to enhance our ability to generate additional noninterest income, including through offering consumer finance, payments, digital banking and transaction services. We also expect to offer other products and services which may include secured credit cards, general purpose reloadable prepaid cards, loyalty cards and services. To the extent we propose to offer these services through the Bank, the Bank must obtain OCC nonobjection to expand its existing business model, and there can be no assurance that the Bank will receive OCC nonobjection or be successful in implementing the steps necessary to expand our business model. If we are unable to generate additional noninterest income by expanding our business model or through other means, it could have a material adverse effect on our business.

We have sustained losses from a decline in credit quality and may see further losses.

Our ability to generate earnings is significantly affected by the ability to properly originate, underwrite and service loans. We have sustained losses primarily because borrowers, guarantors or related parties have failed to perform in accordance with the terms of their loans and we failed to detect or respond to deterioration in asset quality in a timely manner. We could sustain additional losses for these reasons. Further problems with credit quality or asset quality could cause interest income and net interest margin to further decrease, which could adversely affect our business, financial condition and results of operations. We have recently identified credit deficiencies with respect to certain loans in our loan portfolio which are primarily related to the downturn in the real estate industry. As a result of the decline of the residential housing market, property values for this type of collateral have declined substantially. In response to this determination, we increased our loan loss reserve throughout 2010 and 2011 to a total loan loss reserve of $2.1 million, or 2.74% of gross loans, at December 31, 2011 to address the risks inherent within our loan portfolio. Throughout 2012 and 2013, we consistently applied our formulaic methodology in calculating the reserve, and because charge offs are beginning to drop, our reserve is gradually matching the experience factors. At March 31, 2014, our loan loss reserve was $1.3 million, or 1.97% of gross loans. Although credit quality indicators generally have shown signs of stabilization, further deterioration in the South Carolina real estate market as a whole or individual deterioration in the financial condition of our borrowers may cause management to adjust its opinion of the level of credit quality in our loan portfolio. Such a determination may lead to an additional increase in our provisions for loan losses, which could also adversely affect our business, financial condition, and results of operations.

A significant portion of our loan portfolio is secured by real estate, and events that negatively impact the real estate market hurt our business.

As of December 31, 2013, approximately 80% of our loans had real estate as a primary or secondary component of collateral. The real estate collateral in each case provides an alternate source of repayment in the event of default by the borrower and may deteriorate in value during the time the credit is extended. Due to the weakened real estate market in our primary market area over the past few years, we experienced an increase in the number of borrowers who have defaulted on their loans and a reduction in the value of the collateral securing their loans, which in turn has adversely affected our profitability and asset quality. If we are required to liquidate the collateral securing a loan to satisfy the debt during a period of reduced real estate values, our earnings and capital could be adversely affected. Acts of nature, including hurricanes, tornados, earthquakes, fires and floods, which may cause uninsured damage and other loss of value to real estate that secures these loans, may also negatively impact our financial condition.

We are subject to certain risks related to originating and selling mortgages. We may be required to repurchase mortgage loans or indemnify mortgage loan purchasers as a result of breaches of representations and warranties, or borrower fraud, and this could harm our liquidity, results of operations and financial condition.

We originate and often sell mortgage loans. When we sell mortgage loans, we are required to make customary representations and warranties to the purchaser about the mortgage loans and the manner in which they were originated. Our whole loan sale agreements require us to repurchase or substitute mortgage loans in the event that we breach certain of these representations or warranties. In addition, we may be required to repurchase mortgage loans as a result of borrower fraud or in the event of early payment default of the borrower on a mortgage loan. Therefore, if a purchaser enforces its remedies against us, we may not be able to recover our losses from third parties. We have received repurchase and indemnity demands from purchasers. These have resulted in an increase in the amount of losses for repurchases. While we have taken steps to enhance its underwriting policies and procedures, these steps will not reduce risk associated with loans sold in the past. If repurchase and indemnity demands increase materially, then our results of operations may be adversely affected.

Our decisions regarding the allowance for loan losses and credit risk may materially and adversely affect our business.

Making loans and other extensions of credit is an essential element of our business. Although we seek to mitigate risks inherent in lending by adhering to specific underwriting practices, our loans and other extensions of credit may not be repaid. The risk of nonpayment is affected by a number of factors, including:

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the duration of the credit;

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credit risks of a particular customer;

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changes in economic and industry conditions; and

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in the case of a collateralized loan, risks resulting from uncertainties about the future value of the collateral.

We attempt to maintain an appropriate allowance for loan losses to provide for potential losses in our loan portfolio. We periodically determine the amount of the allowance based on consideration of several factors, including, but not limited to:

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an ongoing review of the quality, mix, and size of our overall loan portfolio;

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historical loan loss experience;

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evaluation of economic conditions;

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regular reviews of loan delinquencies and loan portfolio quality;

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ongoing review of financial information provided by borrowers; and

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the amount and quality of collateral, including guarantees, securing the loans.

The determination of the appropriate level of the allowance for loan losses inherently involves a high degree of subjectivity and requires us to make significant estimates of current credit risks and future trends, all of which may undergo material changes. Continuing deterioration in economic conditions affecting borrowers, new information regarding existing loans, identification of additional problem loans and other factors, both within and outside of our control, may require an increase in the allowance for loan losses. In addition, regulatory agencies periodically review our allowance for loan losses and may require an increase in the provision for loan losses or the recognition of further loan charge-offs, based on judgments different than those of management. In addition, if charge-offs in future periods exceed the allowance for loan losses, we will need additional provisions to increase the allowance for loan losses. Any increases in the allowance for loan losses will result in a decrease in net income and, possibly, capital, and may have a material adverse effect on our financial condition and results of operations.

While we generally underwrite the loans in our portfolio in accordance with our own internal underwriting guidelines and regulatory supervisory guidelines, in certain circumstances we have made loans which exceed either our internal underwriting guidelines, supervisory guidelines, or both. We are permitted to hold loans that exceed supervisory guidelines up to 100% of our regulatory capital. We have made loans that exceed our internal guidelines to a limited number of customers who have significant liquid assets, net worth, and amounts on deposit with the Bank. As of March 31, 2014, approximately $3.2 million of our loans, or a loan balance equal to 28.7% of the Bank’s regulatory capital, had loan-to-value ratios that exceeded regulatory supervisory guidelines. In addition, supervisory limits on commercial loan-to-value exceptions are generally set at 30% of the Bank’s capital. At March 31, 2014, $2.1 million of our commercial loans, or a loan balance equal to 18.8% of the Bank’s regulatory capital, exceeded the supervisory loan-to-value ratio. The number of loans in our portfolio with loan-to-value ratios in excess of supervisory guidelines, our internal guidelines, or both could increase the risk of delinquencies and defaults in our portfolio.

An economic downturn, in particular an economic downturn in South Carolina, could reduce our customer base, level of deposits, and demand for financial products such as loans.

Our success significantly depends upon the growth in population, income levels, deposits, and housing starts in our markets. The economic downturn over the past few years negatively affected the markets in which we operate in South Carolina and, in turn, the quality of our loan portfolio. If the communities in which we operate do not grow or if prevailing economic conditions locally or nationally are unfavorable, our business may not succeed. An economic downturn or prolonged recession would likely result in further deterioration of the quality of our loan portfolio and reduce our level of deposits, which in turn would hurt our business. Interest received on loans represented approximately 85% of our interest income for the three months ended March 31, 2014. If we experience an economic downturn or a prolonged economic recession occurs in the economy as a whole, borrowers will be less likely to repay their loans as scheduled. Moreover, in many cases the value of the real estate or other collateral that secures our loans was adversely affected by the economic conditions over the past few years, and an economic downtown or a prolonged economic recession could further negatively affect such values. Unlike many larger institutions, we are not able to spread the risks of unfavorable local economic conditions across a large number of diversified economies. An economic downturn could, therefore, result in losses that materially and adversely affect our business.

Our small- to medium-sized business target markets may have fewer financial resources to weather financial stress.

We target the banking and financial services needs of small- and medium-sized businesses. These businesses generally have fewer financial resources in terms of capital borrowing capacity than larger entities. If general economic conditions continue to negatively impact these businesses in the markets in which we operate, our business, financial condition, and results of operation may be adversely affected.

Lack of seasoning of loans may increase the risk of credit defaults in the future.

Due to the periodic addition of new loans in our loan portfolio, there is a relatively short credit history on some of our loans. In general, loans do not begin to show signs of credit deterioration or default until they have been outstanding for some period of time, a process we refer to as “seasoning.” As a result, a portfolio of older loans will usually behave more predictably than a newer portfolio. Because our loan portfolio includes new loans, the current level of delinquencies and defaults may not be representative of the level that will prevail when the portfolio becomes more seasoned, which may be higher than current levels. If delinquencies and defaults increase, we may be required to increase our provision for loan losses, which would adversely affect our results of operations and financial condition.

The Bank faces increased risk under the terms of the CRA as it accepts additional deposits in new geographic markets.

Under the terms of the CRA, each appropriate federal bank regulatory agency is required, in connection with its examination of a bank, to assess such bank’s record in assessing and meeting the credit needs of the communities served by that bank, including low- and moderate-income neighborhoods. During these examinations, the regulatory agency rates such bank’s compliance with the CRA as “Outstanding,” “Satisfactory,” “Needs to Improve” or “Substantial Noncompliance.” The regulatory agency’s assessment of the institution’s record is part of the regulatory agency’s consideration of applications to acquire, merge or consolidate with another banking institution or its holding company, or to open or relocate a branch office. As the Bank accepts additional deposits in new geographic markets, the Bank will be required to maintain an acceptable CRA rating. Maintaining an acceptable CRA rating may become more difficult as the Bank’s deposits increase across new geographic markets.

Risks Related to our Digital Banking, Payments & Transaction Services Businesses

We may face regulatory restrictions and other obstacles in expanding and growing our business model.

Our aim is to expand and grow our digital banking, payments and transaction services business as well as our consumer finance business. The Bank is subject to oversight by the OCC,

and the Company is subject to oversight by the Federal Reserve, and, therefore, in many cases we must obtain prior approval or nonobjection to engage, grow, or expand our business activities. There can be no assurances that these approvals or nonobjections can be obtained or that, if they are obtained, they would be on terms that would allow us to engage in the proposed activities to the extent requested in our application.

Even if we do receive regulatory approval, there can be no assurance that we will be successful in implementing the steps necessary to expand and grow our business model. Revenues, if any, from the expanded business model may occur materially later than initial expenses from the implementation of the expanded business model. As a result, we may incur material operating losses during development, and these expenses may not be recouped if we are unsuccessful in implementation. In addition, we will remain subject to supervision by the OCC and the Federal Reserve, and this supervision could affect our ability to expand our business model. For example, the OCC or the Federal Reserve could limit our growth if it believes we are growing too quickly, especially in comparison to our banking business, or without sufficient internal controls, or it could limit the expansion of our business model if it were to conclude that we lack appropriate managerial resources and expertise, risk management controls, policies, and procedures, and other assessment tools.

We will need to raise a significant amount of additional capital in order to implement our growth objective to expand our business and that capital may not be available on favorable terms, if at all.

Our growth objective in expanding our business model requires additional capital. The Company does not currently generate internal capital to finance such objectives. Future business opportunities are intended to include both traditional banking services as well as opportunities in consumer finance, transaction processing services, digital payments and mobile banking. Therefore, we will need additional capital, primarily in the form of common equity, in the near future in order to actually complete development and implement our new business model and to support our growth and operations. Our ability to raise additional capital will depend on a number of factors, including conditions in the capital markets, which are outside of our control. There is a risk we will not be able to raise the capital we need at all or upon favorable terms. If we cannot raise this additional capital, we will not be able to implement our growth objective for our business, and we may be subject to increased regulatory supervision and restriction. These restrictions would most likely have a material adverse effect on our ability to grow and expand which would negatively impact our financial condition and results of operations.

Even if we are successful in raising a significant amount of additional capital, we expect operating losses on a consolidated basis to continue for a significant period of time as the Company continues to invest in product research and development and customer marketing. At times, these operating losses could be significant. On an unconsolidated basis, we continue to prioritize maintaining sustainable profitability at the Bank level, even if other operating subsidiaries or the Company operate at a loss. The Company seeks to maintain capital resources at both the Bank and at the Company, as well as at any future subsidiary, to adequately finance their operations. In order to maintain adequate capital resources and grow our business, the Company may pursue additional financings, even if we are successful in raising a significant amount of additional capital in the near future. These financings may include the offering of additional common shares, preferred shares, or the issuance of debt. These issuances would dilute the percentage ownership interests of our shareholders and could dilute the per share book value of our common stock. In addition, new investors could have rights, preferences, and privileges senior to our common stock, which may also adversely impact our current shareholders.

The market for digital banking, payments and transaction services may not develop as we expect.

Although we believe that digital banking, payments and transaction services may be a large market opportunity with potential for future growth, there can be no assurances that this industry will develop in the manner that we anticipate or, if it does, that the revenue opportunity will be significant. We will be operating from an unproven business model, and there can be no assurances that any or all of our strategies will be successful.

Our chief executive officer is also the principal executive of MPIB Holdings, LLC (“MPIB”) and, as such, there may be a conflict of interest in connection with our proposed acquisition of MPIB or its assets.

Gordon A. Baird, our chief executive officer, is the primary decision maker with regard to our day-to-day operations. Mr. Baird is also the managing member of MPIB, which he formed in July 2011. We are currently in negotiations with MPIB to purchase or license all of its assets and intellectual property. In conjunction with its affiliated transaction policy, our board of directors appointed a committee of disinterested directors to engage in negotiations on our behalf with Mr. Baird and MPIB. Mr. Baird has not negotiated on our behalf with MPIB, and MPIB has engaged its own legal counsel. Nevertheless, insofar as Mr. Baird is our chief executive officer, there is a risk of a conflict of interest arising between the duties of Mr. Baird in his role as our chief executive officer and his own personal financial and business interests as the managing member of MPIB. His personal interests may not, during the ordinary course of business, coincide with our interests and those of our shareholders and, in the absence of the effective segregation of such duties, there is a risk of a conflict of interest.

We may not be successful in purchasing or licensing the intellectual property necessary to expand our digital banking and transaction services business.

We have used assets and intellectual property of MPIB over the past year to pursue a mobile payments and transaction services business. These assets include market research material, customer lists, regulatory analysis, compliance research, and certain technology. In March 2014, we filed three patent applications which included information and property that was developed by MPIB. MPIB has permitted us to use these assets to pursue the business with the expectation that we would purchase such assets as funding became available following a future capital raise. There can be no assurances that we will be able to negotiate an agreement with MPIB on terms that we find acceptable, or at all, or that the agreement will receive any necessary regulatory approval. Without this agreement, our ability to expand our business in digital banking, payments and transaction services would be significantly diminished. Any disputes or disagreements regarding our relationship with MPIB or our use of MPIB’s intellectual property may lead MPIB to contest our rights in our patent applications or other related intellectual property, and may give rise to allegations that we have infringed, misappropriated or otherwise violated MPIB’s intellectual property rights. We will need to adequately protect our brand and the intellectual property rights related to our products and services and avoid infringing or misappropriating the intellectual property rights of others.

We may not be able to attract and retain qualified personnel.

We anticipate that the success of implementing our expanded business model will be largely dependent upon our executive management team members, including Gordon A. Baird, as well as other senior executives. We will need to attract senior industry professionals with extensive banking, payment, credit, technology, and marketing expertise to join our board of directors and executive management team, and we may lack the capital or other resources necessary to recruit or retain these professionals. If we fail to attract and retain these industry professionals, we may not be able to expand our business model, which could have a material adverse effect on our business, financial condition, and results of operations. Moreover, even if we are able to grow and expand our management team by attracting these industry professionals, the resources required to retain these employees may adversely affect our operating margins. We anticipate that, we are successful in raising a material amount of additional capital and growing our business, our compensation structure, as well as our levels of compensation, will materially increase.

We may not be able to manage growth, which may adversely affect results of operations and financial condition.

Although we intend to develop our new business model in a controlled and measured manner, even modest success will nevertheless result in a significant increase in our size. There is a risk we will not be successful in expanding our business model at acceptable risk levels and upon acceptable terms or in managing the costs and implementation risks associated with the expanded business model.

We expect to depend on third-party providers, and the inability of these providers to deliver, or their refusal to deliver, necessary technological and customer services support for our systems in a timely manner at prices, quality levels, and volumes acceptable to us could have material adverse effects on our financial condition and operating results.

If we expand our business to include digital banking, payments and transaction services, we expect that we will obtain essential technological and customer services support for the systems we use from third-party providers. We also outsource check processing, check imaging, electronic bill payment, statement rendering, internal audit and other services to third-party vendors. While we believe that such providers will be able to continue to supply us with these essential services, they may be unable to do so in the short term or at prices or costs that are favorable to us, or at all.

In addition, our agreements with each service provider are generally cancelable without cause by either party upon specified notice periods. If one of our third-party service providers terminates its agreement with us and we are unable to replace it with another service provider, our operations may be interrupted. In particular, while we believe that we will be able to secure alternate providers for most of this essential technological and customer services support in a relatively short time frame, qualifying alternate providers or developing our own replacement technology services may be time consuming, costly, and may force us to change our services offered. If an interruption were to continue for a significant period of time, our earnings could decrease, we could experience losses, and we could lose customers.

In addition, we are obligated to exercise comprehensive risk management and oversight of third-party providers involving critical activities, including through the adoption of risk management processes commensurate with the level of risk and complexity of our third-party providers. As we develop and expand our new business model and our dependence on third-party providers increases, we will need more robust compliance policies and procedures to monitor our new business.

We will need to adequately protect our brand and the intellectual property rights related to our products and services and avoid infringing or misappropriating the intellectual property rights of others.

Our brand will be important to our business, and we intend to use trademark restrictions and other means to protect it. Our business would be harmed if we were unable to protect our brand against infringement and its value was to decrease as a result. We have filed several patents with the U.S. Patent and Trademark Office, and we will rely on a combination of trademark and copyright laws, trade secret protection and confidentiality and license agreements to protect the intellectual property rights related to our products and services. There is no guarantee that any of our patent applications will result in issued patents, or if they do that they will be sufficient to allow us to enforce our rights against third parties or effectively compete. Some of our intellectual property rights may not be protected by intellectual property laws at all, particularly in foreign jurisdictions. Additionally, third parties may challenge, invalidate, circumvent, infringe, misappropriate or challenge our rights in our proprietary technology and intellectual property, or such proprietary technology or intellectual property may not be sufficient to permit us to take advantage of current market trends or otherwise to provide competitive advantages, which could result in costly redesign efforts, discontinuance of certain offerings or other competitive harm. Others, including our competitors, may independently develop similar technology, duplicate our products or services or design around our intellectual property, and in such cases we could not assert our intellectual property rights against such parties. Further, our contractual arrangements may not effectively prevent disclosure of our confidential information or provide an adequate remedy in the event of unauthorized disclosure of our confidential information. We may have to litigate to enforce or determine the scope and enforceability of our intellectual property rights, trade secrets and know-how, which is expensive, could cause a diversion of resources and may not prove successful. Also, aspects of our business and our products and services rely on technologies and intellectual property rights developed by or licensed from third parties, and we may not be able to obtain or continue to obtain licenses or access to such technologies or intellectual property from these third parties on reasonable terms or at all. The loss of our intellectual property or the inability to secure or enforce our intellectual property rights could harm our business, results of operations, financial condition and prospects.

We may, or may be alleged to, infringe, misappropriate or otherwise violate the intellectual property or other proprietary rights of others, and thus may be subject to claims by third parties. Even if such claims are without merit, they would require us to devote significant time and resources to defending against these claims or to protecting or enforcing our own rights and would result in the diversion of the time and attention of our management and employees.

Additionally, in recent years, individuals and groups have been purchasing intellectual property assets for the sole purpose of making claims of infringement and attempting to extract settlements from companies like ours. Claims of intellectual property infringement also might require us to redesign affected products or services, enter into costly settlement or license agreements, pay costly damage awards, or face a temporary or permanent injunction prohibiting us from marketing or selling certain of our products or services. Even if we have an agreement for indemnification against such costs, the indemnifying party, if any, in such circumstances, may be unable to uphold its contractual obligations. Moreover, in some cases, we may be required to indemnify our customers or other third parties from third party claims of infringement, misappropriation or other violation of intellectual property rights. Our inability to defend successfully against an infringement or misappropriation action could harm our business, results of operations, financial condition and prospects.

Additionally, we or our partners may use open source software in connection with our products and services. Companies that incorporate open source software into their products have, from time to time, faced claims challenging the ownership of open source software. As a result, we could be subject to suits by parties claiming ownership of what we believe to be open source software. Some open source software licenses require users who distribute open source software as part of their software to publicly disclose all or part of the source code to such software and/or make available any derivative works of the open source code on unfavorable terms or at no cost. Any requirement to disclose our proprietary source code could be harmful to our business, financial condition and results of operations.

Our business is subject to laws and regulations regarding privacy, data protection, and other matters. Many of these could result in claims, changes to our business practices, increased cost of operations, or otherwise harm our business.

We are subject to a variety of laws and regulations in the United States that involve matters central to our business, including user privacy, electronic contracts and other communications, consumer protection, taxation, and online payment services. These U.S. federal and state laws and regulations, which can be enforced by private parties or government entities, are constantly evolving and can be subject to significant change. In addition, the application and interpretation of these laws and regulations are often uncertain, particularly in the new and rapidly evolving industry in which we operate. For example, the interpretation of some laws and regulations that govern mobile payments is unsettled and developments in this area could affect the manner in which market and sell our products and services. These existing and proposed laws and regulations can be costly to comply with and can delay or impede the development of new products, and a failure to comply with such laws and regulations could result in negative publicity, increase our operating costs, require significant management time and attention, and subject us to inquiries or investigations, claims or other remedies, including fines or demands that we modify or cease existing business practices.

If our security is breached, our business could be disrupted, our operating results could be harmed, and customers could be deterred from using our products and services.

Our business relies on the secure electronic transmission, storage, and hosting of sensitive information, including financial information and other sensitive information relating to our customers. As a result, we face the risk of a deliberate or unintentional incident involving unauthorized access to our computer systems that could result in misappropriation or loss of assets or sensitive information, data corruption, or other disruption of business operations. To our knowledge, the Company has not experienced a data breach. In light of this risk, we have devoted significant resources to protecting and maintaining the confidentiality of our information, including implementing security and privacy programs and controls, training our workforce, and implementing new technology. We have no guarantee that these programs and controls will be adequate to prevent all possible security threats. We believe that any compromise of our electronic systems, including the unauthorized access, use, or disclosure of sensitive information or a significant disruption of our computing assets and networks, would adversely affect our reputation and our ability to fulfill contractual obligations, and would require us to devote significant financial and other resources to mitigate such problems, and could increase our future cyber security costs. Moreover, unauthorized access, use or disclosure of such sensitive information could result in significant contractual, supervisory or other liability, or exposure of our trade secrets or other confidential or proprietary information. In addition, any real or perceived compromise of our security or disclosure of sensitive information may result in lost revenues by deterring customers from using or purchasing our products and services in the future or prompting them to use competing service providers.

Our success depends in part on timely introduction of new products and technologies and our results can be impacted by the effectiveness of our significant investments in new products and technologies.

The markets for certain of our products are characterized by rapidly changing technologies and evolving industry standards. In addition, new technologies and new competitors continue to enter our markets at a faster pace than we have experienced in the past, resulting in increased competition. New products are expensive to develop and bring to market and additional complexities are added when this process is outsourced as we have done in many cases. Our success depends, in substantial part, on the timely and successful introduction of new products and upgrades of current products to comply with emerging industry standards, laws and regulations, and to address competing technological and product developments carried out by our competitors. The research and development of new, technologically-advanced products is a complex and uncertain process requiring high levels of innovation and investment, as well as the accurate anticipation of technology and market trends. Many of our products and systems are complex and we may experience delays in completing development and introducing new products or technologies in the future. We may focus resources on technologies that do not become widely accepted or are not commercially viable or involve compliance obligations with additional areas of regulatory requirements.

Our results are subject to risks related to our significant investment in developing and introducing new products. These risks include among others: (i) difficulties and delays in the development, production, testing and marketing of products, particularly when such activities are done through the use of third-party joint developers; (ii) customer acceptance of products; (iii) the development of, approval of, and compliance with industry standards and regulatory requirements; (iv) the significant amount of resources we must devote to the development of new technologies; and (v) the ability to differentiate our products and compete with other companies in the same markets.

The expansion of our solutions and services business creates new competitors and new and increased areas of risk that we have not been exposed to in the past and that we may not be able to properly assess or mitigate.

We plan to continue to expand our solutions and services business by offering additional and expanded managed services for existing and new types of customers. The offering of services involves the integration of multiple services, multiple vendors and multiple technologies, requiring that we partner with other solutions and services providers, often on multi-year projects. In some cases we must compete with a company in some business areas and cooperate with the same company in other business areas. From time to time such projects may require that we form a joint venture with our partners. Risks associated with expanding our managed services offerings include:

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We may be required to agree to specific performance metrics that meet the customer’s requirement for network security, availability, reliability, maintenance and support and, in some cases, if these performance metrics are not met we may not be paid.

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The managed services business is one characterized by large subcontracting arrangements and we may not be able to obtain favorable contract terms or adequate indemnities or other protections from our subcontractors to adequately mitigate our risk to our customers.

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Expansion will bring us into contact with new regulatory requirements and restrictions with which we will have to comply and may increase the costs and delay or limit the range of new solutions and services which we will be able to offer.

We may become exposed to fluctuations in currency exchange rates, which could negatively affect our financial condition and results of operations.

In the future, we expect to receive international revenue, which will typically be denominated in U.S. dollars. Fluctuations in currency exchange rates could cause our products and services to become relatively more expensive to customers in a particular country, leading to a reduction in revenue or profitability from sales in that country. We currently do not do foreign currency exchange or enter into hedging arrangements to minimize the impact of foreign currency fluctuations. Our exposure to foreign currency fluctuation may change over time as our business practices evolve and could have a material adverse impact on our financial condition and results of operations. Gains and losses on the conversion to U.S. dollars of accounts payable and other monetary assets and liabilities arising from international operations may contribute to fluctuations in operating results.

The Bank Secrecy Act and the implementing regulations and guidance may impose increasing compliance costs on our digital banking, payments and transaction services business, which may disrupt this business or decrease the economic return on the business.

We are subject to the BSA, as amended by the USA PATRIOT Act, and to reporting requirements related to anti-money laundering compliance obligations arising under the USA PATRIOT Act and its implementing regulations. We anticipate that our digital banking, payments and transactions services business will grow in size and complexity and may lead us to establish new nonbank subsidiaries to handle some or all of the business. As part of this growth, we are likely to engage third party vendors to a greater degree. These developments may give rise to more complicated requirements for compliance with the BSA and related anti-money laundering regulations, including possible new registration and compliance program requirements for new subsidiaries. Moreover, regardless of the growth of our business, the regulators could impose more onerous standards or undertake more aggressive enforcement of the BSA and other federal anti-money laundering and terrorist financing prevention laws. These developments could increase our compliance costs or those of our third party vendors. Any such developments might also require changes in, or place limits upon, the products and services we offer. Increases in compliance costs or restrictions on the services that we provide through our digital banking, payments and transaction services business could have a material adverse effect on our business and results of operations.

Risks Related to the Legal and Regulatory Environment

We are subject to extensive regulation that could limit or restrict our activities, have an adverse impact on our operations, and impose financial requirements or limitations on the conduct of our business.

We operate in a highly regulated industry and are subject to examination, supervision, and comprehensive regulation by various regulatory agencies. We are subject to Federal Reserve regulation. The Bank is subject to extensive regulation, supervision, and examination by our primary federal regulators, the OCC and the FDIC, the regulating authority that insures customer deposits. Also, as a member of the FHLB, the Bank must comply with applicable regulations of the Federal Housing Finance Board and the FHLB. Regulation by these agencies is intended primarily for the protection of the Bank’s depositors and the Deposit Insurance Fund and not for the benefit of our shareholders. The Bank’s activities are also regulated under consumer protection laws applicable to its lending, deposit, and other activities. A sufficient claim against the Bank under these laws could have a material adverse effect on our results of operations.

Further, changes in laws, regulations and regulatory practices affecting the financial services industry could subject us to additional costs, limit the types of financial services and products we may offer and/or increase the ability of non-banks to offer competing financial services and products, among other things. Failure to comply with laws, regulations or policies could also result in heightened regulatory scrutiny and in sanctions by regulatory agencies (such as a memorandum of understanding, a written supervisory agreement or a cease and desist order), civil money penalties and/or reputation damage. Any of these consequences could restrict our ability to expand our business or could require us to raise additional capital or sell assets on terms that are not advantageous to us or our shareholders and could have a material adverse effect on our business, financial condition and results of operations. While we have policies and procedures designed to prevent any such violations, such violations may occur despite our best efforts.

The Dodd-Frank Act and the implementing regulations may affect our business and have a material adverse effect on the results of our operations.

On July 21, 2010, the President signed the Dodd-Frank Act into law, which made wide-ranging changes to the regulation and supervision of banking and other financial institutions. Although much of the Dodd-Frank Act is designed to address systemic risks presented by the very largest banking and financial institutions, the law has begun to have an impact on the ways in which we do business. As the regulators continue to implement the law, they may impose new costs that will adversely affect the results of our operations. The Dodd-Frank Act notably creates a new Consumer Financial Protection Bureau with the power to write new regulations to implement provisions in the Dodd-Frank Act relating to consumer credit and to interpret existing consumer financial laws and regulations, such as the Truth in Lending Act. The OCC will continue to monitor the Bank’s compliance with all new rules and the regulations, but the CFPB may participate in OCC examinations on a “sampling basis” and may refer potential enforcement actions against the Bank to the OCC. Certain aspects of our business and operations could be affected in particular by the Dodd-Frank Act and the implementing regulations, as follows:

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Residential Real Estate Loans and Home Equity Loans. Title XIV of the Dodd-Frank Act imposes a wide range of new underwriting and disclosure requirements on most residential mortgage lending, and the CFPB recently complete a series of rulemakings to implement these provisions, most of which took effect in January 2014. The new regulations have resulted in changes to our underwriting of residential mortgage loans and to our disclosures. Although we do not originate loans secured by first mortgages in any significant amount, the new rules also apply to second mortgage loans and, to a limited extent, to the HELOCs that we offer. Because the rules have only recently taken effect, we have not been able to assess their full impact, but it is possible that they will increase the costs of originating mortgage loans and HELOCs.

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Consumer Loans. Although the Dodd-Frank Act does not explicitly require changes to the rules governing loans to consumers (other than residential mortgage loans and HELOCs), the statute transfers authority for writing the federal rules governing such loans to the CFPB from the Federal Reserve. The CFPB is perceived generally to take a more aggressive approach to the substance and application of these rules, and any changes made by the CFPB likely would impose additional compliance costs on our consumer lending business. In addition, any regulations issued by the CFPB to implement its authority to prohibit “abusive” practices, as well as unfair or deceptive ones, could result in new restrictions on and reduced profits from our consumer lending. We also could be exposed to civil actions in federal district court by the South Carolina Attorney General which (like all state attorneys general) received additional enforcement authority over national (and state) banks in the Dodd-Frank Act.

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Debit Cards. A provision of the Dodd-Frank Act, popularly known as the Durbin Amendment, directed the Federal Reserve to place limits on the interchange fees that the issuers of debit cards may charge to merchants. The Federal Reserve finalized regulations in 2011 that had the effect of reducing the economic return on our debit card business. Since that time, a group of merchants has challenged the regulations in court, seeking to require the Federal Reserve to amend the regulation to further limit interchange fees. The litigation has been largely unsuccessful so far, but the litigation has not yet come to a conclusion. It remains possible that as a result of the litigation or for other reasons, the Federal Reserve will impose greater restrictions on the interchange fees that we may charge, which would adversely affect the return on our debit card business.

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Insured Deposits. The modifications in the Dodd-Frank Act to the assessment base on which the FDIC calculates the Bank’s deposit insurance premiums may over time make the Bank’s deposit business more costly, which could have an adverse effect on our overall profitability.

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Executive Compensation. The Dodd-Frank Act gives shareholders of public companies non-binding or advisory votes on certain executive compensation matters, which a board of directors takes into account as appropriate. These provisions could hinder our ability to recruit, hire, and retain qualified senior management.

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Preemption. The Bank’s lending business relies in part on the preemption of South Carolina law by federal law, including the National Bank Act and the regulations of the OCC. The Dodd-Frank Act places restrictions on the preemption doctrine. Although the impact on national banks of the changes to the preemption doctrine has yet to be fully assessed, it is possible that the provisions of the Dodd-Frank addressing preemption could require changes to the Bank’s lending business.

New capital rules that were recently issued generally require insured depository institutions and their holding companies with total consolidated assets of $500 million or more to hold more capital. The impact of the new rules on our financial condition and operations is uncertain but could be materially adverse.

On July 2, 2013, the Federal Reserve adopted a final rule for the Basel III capital framework and, on July 9, 2013, the OCC also adopted a final rule. The FDIC adopted the same provisions in the form of an “interim final rule” on July 9, 2013, and adopted the rule in fully final form on April 8, 2014. These rules substantially amend the regulatory risk-based capital rules applicable to the Bank. The rules phase in over time beginning in 2015 and will become fully effective in 2019. The new capital rules, as well as the existing rules, do not apply to bank holding companies with pro forma consolidated assets of less than $500 million and that are not engaged in either significant nonbanking activities or significant off-balance sheet activities. We currently qualify for this exemption, but could become subject to the rules in future if the Federal

Reserve Board were to deem any new activity that we undertake to be a significant nonbanking or off-balance sheet activity. Even if we are not directly subject to the capital rules, however, because the Bank is our sole operating subsidiary, changes to the Bank’s capital by virtue of the new capital rule or otherwise will have a direct effect on our capital levels.

The final rules increase capital requirements and generally include two new capital measurements that will affect the Bank, a risk-based common equity Tier 1 ratio and a capital conservation buffer. Common Equity Tier 1 (“CET1”) capital is a subset of Tier 1 capital and is limited to common equity (plus related surplus), retained earnings, accumulated other comprehensive income and certain other items. Other instruments that have historically qualified for Tier 1 treatment, including non-cumulative perpetual preferred stock, are consigned to a category known as Additional Tier 1 capital and must be phased out over a period of nine years beginning in 2014. If we become subject to the new rules, the rules permit bank holding companies with less than $15 billion in assets to continue to include trust preferred securities and non-cumulative perpetual preferred stock issued before May 19, 2010 in Tier 1 capital, but not CET1. Tier 2 capital consists of instruments that have historically been placed in Tier 2, as well as cumulative perpetual preferred stock.

The final rules adjust all three categories of capital by requiring new deductions from and adjustments to capital that will result in more stringent capital requirements and may require changes in the ways the Bank does business. Among other things, the current rule on the deduction of mortgage servicing assets from Tier 1 capital has been revised in ways that are likely to require a greater deduction than the Bank currently makes and that will require the deduction to be made from CET1. This deduction phases in over a three-year period from 2015 through 2017. The Bank closely monitors its mortgage servicing assets, and it expects to maintain its mortgage servicing asset at levels below the deduction thresholds by a combination of sales of portions of these assets from time to time either on a flowing basis as the Bank originates mortgages or through bulk sale transactions. Additionally, any gains on sale from mortgage loans sold into securitizations must be deducted in full from CET1. This requirement phases in over three years from 2015 through 2017. Under the earlier rule and through 2014, no deduction is required.

Beginning in 2015, the minimum capital requirements for the Bank will be (i) a CET1 ratio of 4.5%, (ii) a Tier 1 capital (CET1 plus Additional Tier 1 capital) of 6% (up from 4%) and (iii) a total capital ratio of 8% (the current requirement). The Bank’s leverage ratio requirement will remain at the 4% level now required. Beginning in 2016, a capital conservation buffer will phase in over three years, ultimately resulting in a requirement of 2.5% on top of the CET1, Tier 1 and total capital requirements, resulting in a required CET1 ratio of 7%, a Tier 1 ratio of 8.5%, and a total capital ratio of 10.5%. Failure to satisfy any of these three capital requirements will result in limits on the Bank’s payment of dividends to us and the payment of discretionary bonuses. These limitations will establish a maximum percentage of eligible retained income that the Bank could use for such actions. Limits on the Bank’s ability to pay dividends or discretionary bonuses or to make capital distributions are likely in turn to affect our ability to take similar actions. While the final rules will result in higher regulatory capital standards, it is difficult at this time to predict when or how any new standards will ultimately be applied to us or the Bank.

In addition to the higher required capital ratios and the new deductions and adjustments, the final rules increase the risk weights for certain assets, meaning that the Bank will have to hold more capital against these assets. For example, commercial real estate loans that do not meet certain new underwriting requirements must be risk-weighted at 150%, rather than the current 100%. There are also new risk weights for unsettled transactions and derivatives. The Bank also will be required to hold capital against short-term commitments that are not unconditionally cancelable; currently, there are no capital requirements for these off-balance sheet assets. All changes to the risk weights take effect in full in 2015.

In addition, in the current economic and regulatory environment, bank regulators may impose capital requirements on bank holding companies and banks that are more stringent than those required by applicable existing regulations. If the Federal Reserve board were, for example, to rescind the Small Bank Holding Company Policy Statement, we would lose our current exemption from the existing and new capital requirements. The application of more stringent capital requirements for us or the Bank could, among other things, result in lower returns on invested capital, require the issuance of additional capital, and result in regulatory actions if we or the Bank were unable to comply with such requirements. Implementation of changes to asset risk weightings for risk-based capital calculations, items included or deducted in calculating regulatory capital or additional capital conservation buffers, could result in management modifying our or the Bank’s business strategy and could limit our or the Bank’s ability to make distributions, including paying dividends or buying back our shares.

We face a risk of noncompliance and enforcement action with the Bank Secrecy Act and other anti-money laundering statutes and regulation, which risk increases as we expand our business model.

The federal Bank Secrecy Act, the USA PATRIOT Act, and other laws and regulations require financial institutions, among other duties, to institute and maintain effective anti-money laundering programs and file suspicious activity and currency transaction reports as appropriate. The federal Financial Crimes Enforcement Network, established by the U.S. Treasury to administer the Bank Secrecy Act, is authorized to impose significant civil money penalties for violations of those requirements and has recently engaged in coordinated enforcement efforts with the individual federal banking regulators, as well as the U.S. Department of Justice, Drug Enforcement Administration and Internal Revenue Service. There is also increased scrutiny of compliance with the rules enforced by the OFAC. Federal and state bank regulators also have begun to focus on compliance with Bank Secrecy Act and anti-money laundering regulations. If our policies, procedures and systems are deemed deficient or the policies, procedures and systems of the financial institutions that we have already acquired or may acquire in the future are deficient, we would be subject to liability, including fines and regulatory actions such as restrictions on our ability to pay dividends and the necessity to obtain regulatory approvals to proceed with certain aspects of our business plan, including our acquisition plans, which would negatively impact our business, financial condition and results of operations. Failure to maintain and implement adequate programs to combat money laundering and terrorist financing could also have serious reputational consequences for us.

Federal, state and local consumer lending laws may restrict our ability to originate certain mortgage loans or increase our risk of liability with respect to such loans and could increase our cost of doing business.

Federal, state and local laws have been adopted that are intended to eliminate certain lending practices considered “predatory.” These laws prohibit practices such as steering borrowers away from more affordable products, selling unnecessary insurance to borrowers, repeatedly refinancing loans and making loans without a reasonable expectation that the borrowers will be able to repay the loans irrespective of the value of the underlying property. Over the course of 2013, the CFPB has issued several rules on mortgage lending, notably a rule requiring all home mortgage lenders to determine a borrower’s ability to repay the loan. Loans with certain terms and conditions and that otherwise meet the definition of a “qualified mortgage” may be protected from liability to a borrower for failing to make the necessary determinations. In either case, we may find it necessary to tighten our mortgage loan underwriting standards in response to the CFPB rules, which may constrain our ability to make loans consistent with our business strategies. It is our policy not to make predatory loans and to determine borrowers’ ability to repay, but the law and related rules create the potential for increased liability with respect to our lending and loan investment activities. They increase our cost of doing business and, ultimately, may prevent us from making certain loans and cause us to reduce the average percentage rate or the points and fees on loans that we do make.

We are subject to federal and state fair lending laws, and failure to comply with these laws could lead to material penalties.

Federal and state fair lending laws and regulations, such as the Equal Credit Opportunity Act and the Fair Housing Act, impose nondiscriminatory lending requirements on financial institutions. The Department of Justice, CFPB and other federal and state agencies are responsible for enforcing these laws and regulations. Private parties may also have the ability to challenge an institution’s performance under fair lending laws in private class action litigation. A successful challenge to our performance under the fair lending laws and regulations could adversely affect the Bank’s rating under the CRA and result in a wide variety of sanctions, including the required payment of damages and civil money penalties, injunctive relief, imposition of restrictions on merger and acquisition activity and restrictions on expansion activity, which could negatively impact our reputation, business, financial condition and results of operations.

The Federal Reserve may require us to commit capital resources to support the Bank.

The Federal Reserve requires a bank holding company to act as a source of financial and managerial strength to a subsidiary bank and to commit resources to support such subsidiary bank. Under the “source of strength” doctrine, the Federal Reserve may require a bank holding company to make capital injections into a troubled subsidiary bank and may charge the bank holding company with engaging in unsafe and unsound practices for failure to commit resources to such a subsidiary bank. In addition, the Dodd-Frank Act directs the federal bank regulators to require that all companies that directly or indirectly control an insured depository institution serve as a source of strength for the institution. Under these requirements, in the future, we could be required to provide financial assistance to the Bank if the Bank experiences financial distress.

A capital injection may be required at times when we do not have the resources to provide it, and therefore we may be required to borrow the funds. In the event of a bank holding company’s bankruptcy, the bankruptcy trustee will assume any commitment by the holding company to a federal bank regulatory agency to maintain the capital of a subsidiary bank. Moreover, bankruptcy law provides that claims based on any such commitment will be entitled to a priority of payment over the claims of the holding company’s general unsecured creditors, including the holders of its note obligations. Thus, any borrowing that must be done by the holding company in order to make the required capital injection becomes more difficult and expensive and will adversely affect the holding company’s cash flows, financial condition, results of operations and prospects.

The downgrade of the U.S. credit rating could negatively impact our business, results of operations and financial condition.

Recent U.S. debt ceiling and budget deficit concerns, together with signs of deteriorating sovereign debt conditions in Europe, have increased the possibility of additional credit-rating downgrades and economic slowdowns in the U.S. Although U.S. lawmakers passed legislation to raise the federal debt ceiling in 2011, Standard & Poor’s Ratings Services lowered its long-term sovereign credit rating on the U.S. from “AAA” to “AA+” in August 2011. The impact of any further downgrades to the U.S. government’s sovereign credit rating or its perceived creditworthiness could adversely affect the U.S. and global financial markets and economic conditions. The U.S. government has adopted legislation to suspend the debt limit numerous times since January 2013. Currently, the debt ceiling is suspended without conditions through March 15, 2015. Moody’s and Fitch have each warned that they may downgrade the U.S. government’s rating if the federal debt is not stabilized. A downgrade of the U.S. government’s credit rating or a default by the U.S. government to satisfy its debt obligations likely would create broader financial turmoil and uncertainty, which would weigh heavily on the global banking system. It is possible that any such impact could have a material adverse effect on our business, results of operations and financial condition.

Failure to comply with government regulation and supervision could result in sanctions by regulatory agencies, civil money penalties, and damage to our reputation.

Our operations are subject to extensive regulation by federal, state, and local governmental authorities. Given the current disruption in the financial markets, we expect that the government will continue to pass new regulations and laws that will impact us. Compliance with such regulations may increase our costs and limit our ability to pursue business opportunities. Failure to comply with laws, regulations, and policies could result in sanctions by regulatory agencies, civil money penalties, and damage to our reputation. While we have policies and procedures in place that are designed to prevent violations of these laws, regulations, and policies, there can be no assurance that such violations will not occur.

Changes in accounting principles and financial reporting requirements could result in material changes to our reported results and financial condition.

U.S. GAAP and related financial reporting requirements are complex, continually evolving and may be subject to varied interpretation by the relevant authoritative bodies. Such varied interpretations could result from differing views related to specific facts and circumstances. Changes in U.S. GAAP and financial reporting requirements, or in the interpretation of U.S. GAAP or those requirements, could result in material changes to our reported results and financial condition.

Risks Related to our Common Stock

We are a holding company and depend on the Bank for dividends, distributions, and other payments.

Substantially all of our activities are conducted through the Bank, and consequently, as the parent company of the Bank, we receive substantially all of our revenue as dividends from the Bank. We are currently prohibited from paying dividends without the prior approval Federal Reserve Bank of Richmond. There can be no assurance such approvals would be granted or with regard to how long these restrictions will remain in place. In the future, any declaration and payment of cash dividends will be subject to the board’s evaluation of our operating results, financial condition, future growth plans, general business and economic conditions, and tax and other relevant considerations. The payment of cash dividends by us in the future will also be subject to certain other legal and regulatory limitations (including the requirement that our capital be maintained at certain minimum levels) and ongoing review by our banking regulators.

We may issue additional shares of common stock to our executive officers, other employees, and directors as equity compensation, which may reduce certain shareholders’ ownership.

On February 27, 2013, we adopted a new equity incentive plan, the Independence Bancshares, Inc. 2013 Equity Incentive Plan (the “2013 Incentive Plan”), and we amended the Independence Bancshares, Inc. 2005 Stock Incentive Plan (the “2005 Incentive Plan”) to cap the number of shares issuable thereunder. The 2013 Incentive Plan reserves 2,466,720 shares for the issuance of equity compensation awards, including stock options, to our executive officers, other employees, and directors and includes an evergreen provision that provides that the number of shares of common stock available for issuance under the 2013 Incentive Plan automatically increases each time we issue additional shares of common stock so that the number of shares available for issuance under the 2013 Incentive Plan (plus any shares reserved under the 2005 Incentive Plan) continues to equal 20% of our total outstanding shares on an as-diluted basis. The 2013 Incentive Plan is an omnibus plan and therefore also provides for the issuance of other equity compensation, including restricted stock and stock appreciation rights, to our employees and directors. We anticipate that we will grant awards for virtually all of these shares to our executive officers, other employees, and directors over the next two years. In addition, we anticipate that the 2013 Incentive Plan may be amended in the future to accommodate future hires by increasing the amount and percentage that can be reserved under the plan. There is also a risk that if we conduct a stock buy-back in the future that the 20% threshold could be exceeded as a result of our repurchasing outstanding shares.

There is no liquid market for our shares.

There is currently no established trading market for our common stock. As a result, any investor in shares of our common stock may find it difficult or impossible to resell such shares.

Our securities are not FDIC insured.

Our securities, including the outstanding shares of common stock, are not savings or deposit accounts or other obligations of ours and are not insured by the Deposit Insurance Fund, the FDIC, or any other governmental agency, and therefore are subject to investment risk, including the possible loss of the entire investment.

If securities or industry analysts publish inaccurate or unfavorable research about our business, our stock price could decline.

The trading market for the common stock will depend in part on the research and reports that securities or industry analysts publish about us or our business. If one or more of the analysts who cover us downgrades the common stock or publishes inaccurate or unfavorable research about our business, the common stock price would likely decline.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

INDEPENDENCE BANCSHARES, INC.

By:

/s/ Martha L. Long

Name:

Martha L. Long

Title:

Chief Financial Officer

Dated: July 18, 2014